EXHIBIT 10.2

ALCOA CORPORATION

TERMS AND CONDITIONS FOR DEFERRED FEE RESTRICTED SHARE UNITS

DIRECTOR AWARDS

These terms and conditions, including Appendices A and B attached hereto, (jointly, the “Award Terms”) are authorized by the Board of Directors as of August 1, 2024. They are deemed to be incorporated into and form a part of every Award of Restricted Share Units issued to a Director in lieu of Fees (as defined in the Alcoa Corporation 2016 Deferred Fee Plan for Directors) under the Alcoa Corporation 2016 Stock Incentive Plan, as may be amended from time to time (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Terms.

General Terms and Conditions

1.
This Award of Restricted Share Units is granted in lieu of Fees pursuant to the Participant’s election under the Alcoa Corporation 2016 Deferred Fee Plan for Directors, as may be amended from time to time (the “Deferred Fee Plan”). In accordance with the Deferred Fee Plan, the number of Shares subject to this Award has been determined by dividing the dollar amount of the Fees subject to the Director’s election by the fair market value of a Share on the date(s) that such Fees (or any installment thereof) would otherwise have been paid in cash to the Participant, rounded down to the nearest number of whole Shares; any remaining amount representing the value of a fractional Share will be paid in cash to the Participant as soon as practicable following the grant date of this Award, but in any event by no later than March 15th of the year following the year in which the relevant Fees were earned. Restricted Share Units are subject to the provisions of the Plan and the provisions of the Award Terms. If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Terms by the Board are binding on the Participant and the Company. A Restricted Share Unit is an undertaking by the Company to issue the number of Shares indicated in the Participant’s account with the Company’s designated stock plan broker or service provider (the “Broker”), subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein. A Participant has no voting rights or rights to receive dividends on Restricted Share Units, but the Board of Directors may authorize that dividend equivalents be accrued on Restricted Share Units. Any dividend equivalents on Restricted Share Units will be paid in the same manner and at the same time as the Restricted Share Units to which they relate, as set forth in paragraph 3 below.

Vesting and Payment

2.
Vesting. A Restricted Share Unit granted in lieu of Fees pursuant to the Participant’s election under the Deferred Fee Plan (a “Deferred Fee RSU Award” as defined in the Deferred Fee Plan) is 100% vested on the grant date.
3.
Payment. A Participant will receive one Share upon payment of each Restricted Share Unit. Payment of Restricted Share Units is governed by the Deferred Fee Plan. Except as otherwise set forth in the Deferred Fee Plan, payment of Restricted Share Units will occur upon the earlier of the Participant’s “separation from service” (as defined in Section 409A of the Code and the Treasury Regulations thereunder) and the Participant’s death, within the payment periods specified in the Deferred Fee Plan. In accordance with the deferral election provisions of the Deferred Fee Plan, the Participant may elect to receive payment of his or her Restricted Share Units in either a single lump sum or in ten (10) annual installments, except as otherwise required or recommended due to applicable local law or set forth in the Deferred Fee Plan. In the absence of such election by the Participant, a Restricted Share Unit will be paid in a single lump sum.

Taxes

4.
The Participant acknowledges that the Participant will consult with his or her personal tax advisor regarding any income tax, social security contributions or other tax-related items (“Taxes”) that arise in connection with the Restricted Share Units. The Participant is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Company shall not be responsible for withholding any applicable Taxes, unless required by applicable law. The Company may take such action as it deems appropriate to ensure that all Taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant, if and to the extent required by applicable law. In this regard, the Company will have the power and the right to require the Participant to remit to the Company, the amount necessary to satisfy federal, state and local taxes, U.S. or non-U.S., required by law or regulation to be withheld with respect to any taxable event arising as a result of the Restricted Share Units. Notwithstanding the foregoing, unless otherwise determined by the Board, any obligation to withhold Taxes will be met by the Company by withholding from the Shares to be issued upon payment of the Restricted Share Unit that number of Shares with a fair market value on the payment date equal to the Taxes required to be withheld at the minimum required rates or, to the extent permitted under applicable accounting principles, at up to the maximum individual tax rate for the applicable tax jurisdiction.

Beneficiaries

5.
If permitted by the Company, the Participant will be entitled to designate one or more beneficiaries to receive all Restricted Share Units at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form will generally be available from the Broker or may otherwise be obtained from the Company.
6.
Beneficiary designations on an approved form will be effective at the time received by the Company, including, as applicable, through submission to the Broker. A Participant may revoke a beneficiary designation at any time by written notice to the Company, including as applicable, through submission to the Broker, or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.
7.
A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.
8.
The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Restricted Share Unit prior to the death of the Participant who designated such beneficiary.
9.
Unless the Participant indicates on the form that a named beneficiary is to receive Restricted Share Units only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Restricted Share Units. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Restricted Share Units.
10.
Should a beneficiary die after the Participant but before the Restricted Share Unit is paid, such beneficiary’s rights and interest in the Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Restricted Share Unit, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”
11.
If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Restricted Share Units that have not been paid at the time of death of the Participant will be paid to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution.

Adjustments

12.
In the event of an Equity Restructuring, the Board will equitably adjust the Restricted Share Unit as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to the Restricted Share Unit; and (ii) adjusting the terms and conditions of the Restricted Share Unit. The adjustments provided under this paragraph 12 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Board will determine whether an adjustment is equitable.

Miscellaneous Provisions

13.
Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Terms, no Shares issuable upon payment of the Restricted Share Units, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.
14.
Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Restricted Share Unit shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Terms.
15.
Notices. Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.
16.
Severability and Judicial Modification. If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.
17.
Successors. The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.
18.
Appendices. Notwithstanding any provisions in the Award Terms, for Participants residing and/or providing services outside the United States, the Restricted Share Unit shall be subject to the additional terms and conditions set forth in Appendix A to the Award Terms and to any special terms and conditions for the Participant’s country set forth in Appendix B to the Award Terms. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, subject to compliance with Section 409A of the Code, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendix B will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Terms.
19.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Share Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.
Compliance with Code Section 409A. It is intended that the Restricted Share Unit granted pursuant to the Award Terms be compliant with Section 409A of the Code and the Award Terms shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Terms and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Restricted Share Unit granted pursuant to the Award Terms satisfies the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Terms or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
21.
Waiver. A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.
22.
No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
23.
Governing Law and Venue. As stated in the Plan, the Restricted Share Unit and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Restricted Share Unit will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).
24.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
25.
Entire Agreement. The Award Terms and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.

Acceptance of Award

26.
In accordance with Section 15(c) of the Plan (as in effect at the grant date), the Participant may reject the Restricted Share Unit by notifying the Company within 30 days of the grant date that he or she does not accept the Restricted Share Unit. The Participant’s acceptance of the Restricted Share Unit constitutes the Participant’s acceptance of and agreement with the Award Terms. Notwithstanding the foregoing, if required by the Company, the Participant will provide a signed copy of the Award Terms in such manner and within such timeframe as may be requested by the Company. The Company has no obligation to issue Shares to the Participant if the Participant does not accept the Restricted Share Unit.

APPENDIX A

TO THE ALCOA CORPORATION

2016 Stock Incentive Plan

Terms and Conditions for Restricted Share Units

For Non-U.S. Participants

This Appendix A contains additional (or, if so indicated, different) terms and conditions that govern the Restricted Share Units if the Participant resides and/or provides services outside of the United States. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Terms and Conditions for Restricted Share Units (the “Terms and Conditions”).

A.
Termination. This provision supplements paragraph 3 of the Terms and Conditions.

The Company will determine when the Participant is no longer providing services for purposes of the Restricted Share Units (including whether the Participant may still be considered to be providing services while on a leave of absence).

B.
Responsibility for Taxes. This provision supplements paragraph 4 of the Terms and Conditions.

The Participant acknowledges that, regardless of any action taken by the Company or any Subsidiary, the ultimate liability for all Taxes is and remains the Participant’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary. The Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of these Restricted Shares Units, including, but not limited to, the grant, vesting or payment of Restricted Shares Units, the subsequent sale of Shares acquired pursuant to the Restricted Share Unit and the receipt of any dividends or dividend equivalents; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Share Units or any aspect of the Restricted Share Units to reduce or eliminate the Participant’s liability for Taxes or achieve any particular tax result. The Participant shall not make any claim against the Company or any Subsidiary, or their respective board, officers or employees related to Taxes arising from this Award. Furthermore, if the Participant has become subject to Taxes in more than one jurisdiction, the Participant acknowledges that the Company or a Subsidiary may be required to withhold or account for Taxes in more than one jurisdiction.

The Participant shall pay to the Company or any Subsidiary any amount of Taxes that the Company or any Subsidiary may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in paragraph 4 of the Terms and Conditions. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Taxes.

C. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Award Terms and any other grant materials by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and this Award.

The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, nationality, any shares of stock held in the Company, details of all Restricted Share Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan and this Award.

The Participant understands that Data will be transferred to the Broker, or such additional or other stock plan service providers as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and this Award. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any other potential recipients of Data by contacting the Company. The Participant authorizes the Company, the Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan and this Award to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan and this Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and this Award. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s service as a Director will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Award of Restricted Share Units or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Company.

D.
Language. If the Participant has received these Award Terms, or any other document related to this Award of Restricted Share Units and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
E.
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.
F.
Foreign Asset/Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult his or her personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

APPENDIX B

TO THE ALCOA CORPORATION

2016 Stock Incentive Plan

Terms and Conditions for Restricted Share Units

For Non-U.S. Participants

Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and the Terms and Conditions for Restricted Share Units (the “Terms and Conditions”).

Terms and Conditions

This Appendix B includes special terms and conditions that govern the Restricted Share Units if the Participant resides and/or provides services in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the country in which the Participant is currently residing and/or providing services, or if the Participant transfers to another country after the grant of Restricted Share Units or is considered a resident of another country for local law purposes, the Board shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of July 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant receives Shares or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the country in which the Participant currently provides services and/or resides, or if the Participant transfers to another country after the grant of the Restricted Share Unit, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

AUSTRALIA

Restricted Share Unit Grants.

Any Restricted Share Units granted to the Participant are also subject to the terms of Appendix D to the Deferred Fee Plan and will be interpreted and administered accordingly.

Payment.

In accordance with the deferral election provisions in Appendix D to the Deferred Fee Plan, the Participant may not elect to receive payment of his or her Restricted Share Units in ten (10) annual installments. All Restricted Share Units will be paid to the Participant in a single lump sum payment, in accordance with Section 5.2(a) and (b) of the Deferred Fee Plan, as modified by Sections D-1 and D-2 of the Appendix D to the Deferred Fee Plan. Notwithstanding anything to the contrary in the Deferred Fee Plan and regardless of any deferral election or subsequent deferral election made by the Participant, a Participant who is tax resident in Australia will receive payment of any Restricted Share Units on the earlier of (i) six (6) months following the Participant’s separation from service in accordance with Section 5.2(b) of the Deferred Fee Plan or (ii) December 15 of the calendar year that is 14 years following the year in which the applicable Restricted Share Units are granted to the Participant, subject to Section 5.3 of the Deferred Fee Plan in the case of the Participant’s death.

Further, in no event will the Restricted Share Units carry any right to receive payment of any dividend equivalents in cash. To the extent the Board of Directors authorizes that dividend equivalents be accrued on Restricted Share Units, such dividend equivalents shall be paid in such whole number of Shares with a fair market value at the time the Restricted Share Units are paid equal to the amount of dividend equivalents accrued on the Restricted Share Units at that time. Any fractional Shares attributable to dividend equivalents shall be rounded down to the nearest whole Share, and the Participant shall not be entitled to any consideration for such fractional Shares, or any other amount in respect of the accrued dividend equivalents.

Tax Information.

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

CANADA

Restricted Share Unit Grants.

Any Restricted Share Units granted to the Participant are also subject to the terms of Appendix C to the Deferred Fee Plan and will be interpreted and administered accordingly.

Payment.

Notwithstanding anything to the contrary in the Terms and Conditions, a Participant will receive one Share upon payment of each Restricted Share Unit granted pursuant to the Terms and Conditions. Further, notwithstanding anything to the contrary in the Terms and Conditions, the Company shall not have discretion to substitute a cash payment in lieu of Shares.

Further, in no event will the Restricted Share Units carry any right to receive payment of any dividend equivalents in cash. To the extent the Board of Directors authorizes that dividend equivalents be accrued on Restricted Share Units, such dividend equivalents shall be paid in such whole number of Shares with a fair market value at the time the Restricted Share Units are paid equal to the amount of dividend equivalents accrued on the Restricted Share Units at that time. Any fractional Shares attributable to dividend equivalents shall be rounded down to the nearest whole Share, and the Participant shall not be entitled to any consideration for such fractional Shares, or any other amount in respect of the accrued dividend equivalents.

Withholding.

Notwithstanding anything to the contrary in the Terms and Conditions, the number of Shares otherwise required to be issued to a Participant on payment of a vested Restricted Share Unit shall not be reduced to satisfy the payment of Taxes, except for at the election of a Participant, in the Participant’s sole discretion.

The Following Provisions Apply for Participants Resident in Quebec:

Consent to Receive Information in English.

The Participant acknowledges that it is the express wish of the parties that these Award Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de Conditions d’attribution, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Authorization to Release and Transfer Necessary Personal Information.

The following provision supplements paragraph D “Data Privacy” of Appendix A:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in the Participant’s human resources file.

Notifications

Securities Law Information.

The Participant is permitted to sell Shares acquired under the Plan through the Broker, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Stock is listed. The Stock is currently traded on the New York Stock Exchange which is located outside of Canada, under the ticker symbol “AA”, and Shares acquired under the Plan may be sold through this exchange.

Foreign Asset/Account Reporting Information.

The Participant is required to report his or her foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Foreign property includes Shares acquired under the Plan, and may include Restricted Share Units granted under the Plan. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares. The Participant should consult with his or her personal tax advisor to determine his or her reporting requirements.